UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  July 1, 1999
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in its charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of principal executive offices)


                                (630) 218-8000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)











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Item 2.  Acquisition or Disposition of Assets


On July 1, 1999, we purchased approximately 8 acres improved with 72,108 gross leasable square feet of an existing 159,758 square foot shopping center known as Town Center Commons by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Town Center Affiliates"), both of which are affiliates of our Advisor, in Inland Southeast Town Center Limited Partnership (the "Town Center Property Partnership"). The Town Center Property Partnership owns the entire fee simple interest in only the 72,108 gross leasable square feet of Town Center Commons we purchased and has no ownership interest in the other 87,650 square foot portion of the shopping center. The portion of Town Center Commons in which we have no ownership interest consists of an 80,000 square foot Galyan's department store and a 7,650 square foot The Shane Company jewelry store in two separate buildings. The portion of Town Center Commons that we own will be referred to in this Report as "Our Portion of Town Center Commons" or "this Property" and the entire shopping center will be referred to as "Town Center Commons".

Town Center Commons is located west of I-75 on Ernest Barrett Parkway in Kennesaw, Georgia, and is approximately 25 miles northwest of downtown Atlanta.

The Town Center Property Partnership purchased Our Portion of Town Center Commons on April 13, 1999 from an unaffiliated third party. The $9,656,381 we paid for this Property represents the total costs incurred by the Inland affiliated companies in connection with their purchase of this Property as of the date of our purchase of their interests. Such costs consists of the following:

    *   Purchase Price.......................... $9,494,000
    *   Acquisition costs to third parties......     76,923
    *   Financing costs to an Inland affiliate..     47,458
    *   Financing costs to third parties........     38,000
                                                 -----------
                                 Total.......... $9,656,381
                                                 ===========

Our acquisition cost is approximately $134 per square foot of leasable space. We paid a total of $1,919,737 to the Town Center Affiliates, since the outstanding balance of the mortgage loans and certain prorations were credited against the purchase price. Of such amount, $1,914,757 was paid to Inland Mortgage Investment Corporation, an Inland Affiliated Company, as payment in full of a promissory note evidencing a loan made to the Town Center Affiliates in connection with the purchase in April 1999 of this Property. The promissory note provided for payments of interest only at the rate of 10.9% per annum. There may be additional expenses incurred relative to the acquisition of this Property, which we will pay.

In evaluating this Property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire this Property.


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We do not anticipate making  any  significant  repairs and improvements to this
Property over the next few years.   However,  if we were to make any repairs or
improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This Property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this Property subject to two mortgages and a collateral assignment of rents and leases in favor of SouthTrust Bank, N.A., which secure promissory notes in the aggregate principal amount of $7,600,000, which we reduced to 7,258,000 concurrently with the acquisition. One promissory note is in the principal amount of $4,750,000, requires monthly payments of interest only at the fixed rate of 7% per annum and is due April 13, 2006. Payment of all or part of this note before maturity requires a prepayment premium initially equal to 2% of the amount being prepaid, but declining to 1 1/2% during the sixth, and 1% in the seventh, loan years. The other note requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due April 13, 2000, and may be paid at any time prior to maturity without penalty.

Our Portion of Town Center Commons, which was built in 1998, consists of two one-story, multi-tenant retail buildings. As of June 29, 1999, this Property was 96% leased. Tenants leasing more than 10% of the total square footage currently include J.C. Penney Home Store, a home furnishings store, and Baptist Book Store, a religious retail store. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
J.C. Penney Home
  Store              42,728      59.26       10.50 to     11/98        10/08
                                             11.50
  Option 1                                   12.75        11/08        10/13
  Option 2                                   14.00        11/13        10/18
  Option 3                                   15.25        11/18        10/23

Baptist Book
  Store               7,800      10.82       16.00 to     01/99        09/08
                                             17.25
  Option 1                                   18.57        10/08        09/13
  Option 2                                   20.03        10/13        09/18

As of June 29, 1999, Town Center Commons is managed by Trammell Crow Company.

For federal income tax purposes, our depreciable basis in this Property will be approximately $6,362,589. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the year ended 1998 (the most recent tax year for which information is generally available) were $44,436.

On June 29, 1999, a total of 69,108 square feet was leased to 10 tenants at this Property. The following tables set forth certain information with respect to our leases at this Community Center with these tenants as of June 29, 1999:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal  Annual Rent (1)  Square Foot
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------

J.C. Penney Home
  Store             42,728      10/08     3/5 yr.      448,644         10.50
Baptist Book Store   7,800      09/08     2/5 yr.      124,800         16.00
Original Mattress
  Factory            4,600      12/03     1/3 yr.       87,400         19.00
Bikes USA, Inc.      4,800      03/04     2/5 yr.       91,200         19.00
Nu Age Nutrition     1,040      03/04        -          19,760         19.00
Town Center Nails    1,040      03/03        -          19,760         19.00
Powertel             1,300      02/04        -          24,700         19.00
Master Portrait      1,300      03/04     1/5 yr.       24,700         19.00
Accustaff            1,500      02/04        -          28,500         19.00
Gondolier Pizza      3,000      04/04     2/5 yr.       57,000         19.00
Vacant               3,000

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Baptist Book Store, Original Mattress Factory, Bikes USA, Inc., Nu Age Nutrition, Town Center Nails, Powertel and Gondolier Pizza pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -         926,464         -           -             -

   2000          -           -           -         930,164         -           -             -

   2001          -           -           -         933,864         -           -             -

   2002          -           -           -         940,754         -           -             -

   2003          2          5,640     114,580      932,044       20.32        8.16         12.18

   2004          6         12,940     256,800      690,222       19.85       18.72         27.55

   2005          -           -           -         625,922         -           -             -

   2006          -           -           -         625,922         -           -             -

   2007          -           -           -         625,922         -           -             -

   2008          2         50,528     625,922      510,389       12.39       73.11        100.00

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute and the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Our Portion of Town Center Commons, as of June 3, 1999, of $9,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 7.  Financial Statements and Exhibits

   (a)  Financial Statements
        To be subsequently filed.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ Barry L. Lazarus
                               Barry L. Lazarus
                               President, Chief Operating Officer,
                               Treasurer and Chief Financial Officer


Date:     July 12, 1999

































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